SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:                    |_|  Confidential, for Use of the
|_|  Preliminary Proxy Statement                   Commission Only (as permitted
|X|  Definitive Proxy Statement                    by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to |_| Rule 240.14a-11(c) or |_| Rule
     240.14a-12

                          Medical Graphics Corporation
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
|_|  $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2) of
     Schedule 14A
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                          MEDICAL GRAPHICS CORPORATION

                              350 OAK GROVE PARKWAY
                           SAINT PAUL, MINNESOTA 55127

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1998

TO THE SHAREHOLDERS:

            You are cordially invited to attend the Annual Meeting of Shareholders of Medical Graphics Corporation, a Minnesota corporation (the "Company"), to be held on Wednesday, May 13, 1998, at 1:00 p.m. local time, at the Company's offices at 350 Oak Grove Parkway, Saint Paul, Minnesota for the following purposes:

     1.     To elect two directors to serve for a period of three years;

     2. To approve an increase in the number of shares reserved under the Company's 1987 Stock Option Plan (the "1987 Plan") from 900,000 to 950,000;

     3. To approve an increase in the number of shares reserved under the Company's Non-Employee Director Compensation Plan (the "Director Plan") from 250,000 to 450,000;

     4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

     5. To act upon such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

            Shareholders of record at the close of business on March 30, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

        Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997.


                                  By Order of the Board of Directors,



                                  Mark W. Sheffert,
                                  Chairman

Saint Paul, Minnesota
Dated:  April 13, 1998


  WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN
                          THE REPLY ENVELOPE PROVIDED.

                          MEDICAL GRAPHICS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1998
                                 PROXY STATEMENT

        This Proxy Statement is submitted in support of a proxy solicitation by the Board of Directors of Medical Graphics Corporation (the "Company"), 350 Oak Grove Parkway, Saint Paul, Minnesota 55127, in connection with the 1998 Annual Meeting of Shareholders to be held on Wednesday, May 13, 1998 at 1:00 p.m. local time, at the Company's offices, Saint Paul, Minnesota. The Company expects that the Notice of Annual Meeting, Proxy Statement and form of proxy will be mailed to shareholders on or about April 13, 1998.

        Shareholders of record at the close of business on March 30, 1998 will be entitled to vote at the Annual Meeting and any adjournment thereof. As of March 30, 1998, the Company had 3,352,495 shares of its Common Stock, $0.05 par value (the "Common Stock"), issued, outstanding and entitled to be voted at the Annual Meeting. In addition, on March 30, 1998, the Company had 444,445 shares of Class A Stock (the "Class A Stock") issued, outstanding and entitled to be voted at the Annual Meeting. The Common Stock and Class A Stock are the only classes of voting securities of the Company. Each holder of outstanding shares of the Common Stock and Class A Stock is entitled to one vote per share on all matters being presented at the Annual Meeting. There is no cumulative voting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter.

        The enclosed proxy, when properly signed and returned to the Company, will be voted by the persons named therein at the Annual Meeting as directed therein. Proxies in which no designation is made with respect to the various matters of business to be transacted at the Annual Meeting will be voted for the nominees for directors as proposed herein; for the increase in shares for the Company's 1987 Plan; for the increase in shares in the Company's Director Plan; for the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the current year; and in the best judgment of the persons named in the proxy as to any other matters which may properly come before the Annual Meeting.

        A proxy may be revoked at any time prior to its being exercised at the Annual Meeting by written notification to the Secretary of the Company. Personal attendance at the Annual Meeting is not sufficient to revoke a proxy unless a written notice of proxy termination is filed with an officer of the Company at the Annual Meeting.

        The solicitation expenses incurred herein will be borne by the Company, and this solicitation will be distributed by mail to the shareholders. Some of the officers, directors and regular management employees of the Company may also solicit proxies on behalf of management in person or by facsimile transmission or telephone. No additional compensation will be paid to such persons therefore; however, any costs thereof will be borne by the Company. The Company will reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to the beneficial owners of the Common Stock.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The only voting securities of the Company are shares of Common Stock and shares of Class A Stock, of which 3,352,495 shares and 444,445 shares, respectively, were outstanding as of March 30, 1998. Management believes that as of March 30, 1998, no person beneficially owned more than five percent of the combined outstanding Common Stock and Class A Stock of the Company, except as set forth in the table below.



                                           Number of Shares of
Name and Address of                          Medical Graphics        Percent of
Beneficial Owner                               Common Stock             Class

Austin W. Marxe and
AWM Investment Company, Inc.
153 East 53 Street
New York, NY 10022                             975,348(1)               25.7

John D. Wunsch
Family Financial Strategies, Inc.
Interchange Tower, Suite 850
600 South Highway 169
Minneapolis, MN 55426                          701,369(2)               18.4

FAMCO II LLC
c/o Family Financial Strategies, Inc.
Interchange Tower, Suite 850
600 South Highway 169
Minneapolis, MN 55426                          686,869(3)               18.1

Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, WI 53202                            585,200(4)               15.4

Mark W. Sheffert
350 Oak Grove Parkway
Saint Paul, MN 55127                           230,000(5)                5.8

Catherine A. Anderson
1690 World Trade Center
30 East Seventh Street
Saint Paul, MN 55101                           220,000(5)(6)             5.6



(1) Of the 975,348 shares beneficially owned by Austin W. Marxe and AWM Investment Company, Inc. ("AWM"), 537,618 shares are owned by the Special Situations Fund III L.P. (the "Fund"), 195,306 shares are owned by the Special Situations Cayman Fund, L.P. (the "Cayman Fund"), and 242,424 shares are beneficially owned by the Special Situations Private Equity Fund, L.P. (the "Equity Fund"). Austin W. Marxe is the principal owner and President of AWM. AWM is the sole general partner of MGP, a registered investment adviser, and the general partner and investment adviser to the Fund and the Cayman Fund. This disclosure is based on a
        Schedule 13D, dated as of February 10, 1998, filed with the Securities and Exchange Commission.

(2) Includes 444,445 shares of the Company's Class A Stock, convertible share-for-share into Common Stock, and 242,424 shares of Common Stock, all owned by FAMCO II LLC which is managed by Family Financial Strategies, Inc., of which Mr. Wunsch is the Chief Executive Officer. Mr. Wunsch disclaims beneficial ownership of such shares. Also includes 14,500 shares subject to exercisable options held by Mr. Wunsch.

(3) Includes 444,445 shares of Class A Stock, convertible share-for-share into Common Stock. This disclosure is based on a Schedule 13D dated February 11, 1998 filed with the Securities and Exchange Commission.

(4) Shares are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class. This disclosure is based on a
        Schedule 13G, dated as of February 3, 1998, filed with the Securities and Exchange Commission.

(5) In connection with her resignation as a member of the Board of Directors in March 1997 and her agreement to serve as a consultant to the Company, Catherine A. Anderson agreed to vote her shares in favor of the directors nominated by the Board of Directors of the Company at any Annual or Special Meeting held prior to July 1, 1999 and granted Mark W. Sheffert and John C. Penn the right to vote all shares held by her or which may be acquired in the future in favor of such directors. The shares shown for Mr. Sheffert and Mr. Penn in the tables above and below do not include Ms. Anderson's 90,000 shares and 130,000 shares issuable upon a currently exercisable warrant. Mr. Sheffert and Mr. Penn disclaim any beneficial ownership with respect to such shares owned by Ms. Anderson.

(6) Excludes 16,000 shares held outright by Ms. Anderson's husband. Each disclaims beneficial ownership of the other's shares.


                         SECURITY OWNERSHIP OF DIRECTORS
                                 AND MANAGEMENT

        The following table sets forth, as of March 30, 1998, shares of voting securities of the Company owned by each current director and nominee for director, by each executive officer of the Company named in the Summary Compensation Table below (the "Named Executives") and by all current directors and executive officers of the Company as a group. Except as described below, each of the persons listed below has sole voting and investment power with respect to the shares shown.

                                                           Shares of Medical
                                      Number of Shares      Graphics Common
                                         of Medical         Stock Which May                     Percent of
Names of Directors, Nominees          Graphics Common     Be Acquired Within                      Voting
and the Named Executives              Stock Owned(1)         Sixty Days(2)      Total Shares    Securities
Anthony J. Adducci                         23,500               14,500             38,000           1.0

Gerald T. Knight                           26,000               21,168             47,168           1.2

W. Edward McConaghay                        6,000               23,834             29,834            *

John C. Penn                                1,000               21,500             22,500            *

Mark W. Sheffert                           30,000              200,000            230,000           5.8

Glenn D. Taylor                             -0-                 33,334             33,334            *

Donald C. Wegmiller                        15,000               21,168             36,168            *

John D. Wunsch                            686,869               14,500            701,369          18.4

Anthony A. Curro                            -0-                 10,000             10,000            *

Terrance J. Kapsen                         30,684               13,000             43,684           1.1

Eric W. Sivertson(3)                       14,201                 -0-              14,201            *



All current Directors and
Executive Officers as a Group
(14 persons)                              110,434              405,671            516,105          12.3


(1) The number of shares shown includes shares as to which the nominees and all current directors and executive officers as a group have disclaimed beneficial ownership, as follows: Anthony J. Adducci - 15,000 shares held in the Adducci Revocable Trust of which Mr. Adducci is Co-Trustee and 8,500 shares held in trust for Mr. Adducci's daughter; W. Edward McConaghay - 2,000 shares held by Mr. McConaghay's wife outright; John
        D. Wunsch - 444,445 shares of the Company's Class A Stock, convertible share-for-share into Common Stock, and 242,424 shares of Common Stock, all owned by FAMCO II LLC which is managed by Family Financial Strategies, Inc., of which Mr. Wunsch is the Chief Executive Officer; and 712,369 shares disclaimed by all current directors and executive officers as a group.

(2) Shares shown include shares subject to stock options and shares issuable upon exercise of warrants. Mr. Sheffert holds a warrant to purchase 150,000 shares.

(3) Mr. Sivertson resigned as a director and as President and Chief Executive Officer of the Company effective January 21, 1997.


                              ELECTION OF DIRECTORS
                                 PROPOSAL NO. 1

        The number of members of the Board of Directors is currently set at eight, and the directors are divided into Class A (currently consisting of two directors whose term ends in 1998), Class B (currently consisting of three directors whose term ends in 1999) and Class C (currently consisting of three directors whose term ends in 2000). The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Glenn D. Taylor and John D. Wunsch are the Class A directors whose terms expire at the Annual Meeting. The other directors of the Company will continue in office for their existing terms. Anthony J. Adducci, Gerald T. Knight and W. Edward McConaghay are the Class B directors. Mark W. Sheffert, John C. Penn and Donald C. Wegmiller are the Class C directors. The Board of Directors has nominated Messrs. Taylor and Wunsch for election to the Board at the Annual Meeting for terms expiring at the annual meeting in 2001.

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Taylor and Wunsch. If a shareholder of record returns a proxy withholding authority to vote the proxy with respect to any of the nominees, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee or nominees, but shall not be deemed to have been voted for such nominee or nominees. The affirmative vote of a majority of the outstanding shares of the Common Stock is necessary to elect each nominee. Cumulative voting is not permitted. In the unlikely event that any of the nominees is not a candidate for election at the Annual Meeting, the persons named in the accompanying form of proxy will vote for such other persons as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will not be a candidate for election.

        Certain biographical information furnished by the Company's Board of Directors is set forth below.

        NAME, BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS AND SELECTED
                      OTHER INFORMATION CONCERNING NOMINEES

--------------------------------------------------------------------------------
CLASS A (TERM ENDING IN 2001)
--------------------------------------------------------------------------------

Glenn D. Taylor                   President and Chief Executive Officer
Director since March 1997         Medical Graphics Corporation
Age -- 45

Mr. Taylor has been President and Chief Executive Officer of Medical Graphics Corporation since March 1997. He served as President and Chief Operating Officer of Avecor Cardiovascular, Inc., a manufacturer of cardiopulmonary bypass and long term respiratory support devices, from 1996 to March 1997. From 1993 to 1996, he served as General Manager Medical Products Division of Graphic Controls Corporation, a manufacturer of products used to record, archive and retrieve medical information. From 1989 to 1992, he served as General Manager of ENSR Health Sciences a health professional consulting firm in Alameda, California. From 1986 to 1989, he was Vice President of Corporate Development of MedChem Products, Inc., a manufacturer of viscoelastics in Woburn, Massachusetts. During the previous nine years, Mr. Taylor served in marketing and sales capacities for various medical device and pharmaceutical companies.

--------------------------------------------------------------------------------

John D. Wunsch                    President and Chief Executive Officer
Director since March 1997         Family Financial Strategies, Inc.
Age -- 49

Mr. Wunsch has been President and Chief Executive Officer of Family Financial Strategies, Inc., a registered investment advisory firm, since January 1, 1997. Family Financial Strategies, Inc., specializing in services to high net worth families, manages a diversified investment strategy including several equity pools and direct investments in real estate, venture capital, energy and other non-traditional investments throughout the country. From 1990 to January 1997, he served as President of Perrybell Investments, Inc., a registered investment advisory firm. Mr. Wunsch is a director of ADC Telecommunications, Inc. and Telident, Inc.

        NAME, BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS AND SELECTED
                     OTHER INFORMATION CONCERNING DIRECTORS

--------------------------------------------------------------------------------
CLASS B (TERM ENDING IN 1999)
--------------------------------------------------------------------------------

Anthony J. Adducci                President of Technology Enterprises
Director since 1980
Age -- 60

Mr. Adducci has been President of Technology Enterprises, a private venture capital firm, since June 1981. Prior to June 1981, Mr. Adducci was a founder and served as Executive Vice President of Cardiac Pacemakers, Inc., a manufacturer of cardiac pacemakers located in Arden Hills, Minnesota.

--------------------------------------------------------------------------------

Gerald T. Knight                  Senior Vice President and Chief
Director since October 1990       Financial Officer of Fingerhut Companies, Inc.
Age -- 50

Mr. Knight served as Chairman of the Board at Medical Graphics Corporation from May 1995 to December 1995. He has been Senior Vice President and Chief Financial Officer of Fingerhut Companies, Inc. since June 1997. From April 1992 to May 1997 he was Vice President -- Finance and Chief Financial Officer of The Toro Company, a manufacturer of turf maintenance and irrigation equipment. From December 1990 to March 1992, Mr. Knight was Executive Director -- Finance and Corporate Controller of NeXT Computer, Inc., a manufacturer of computer workstations. From November 1985 through December 1990 he served in several executive level financial positions for The Pillsbury Company. During the previous fifteen years, Mr. Knight served in a number of financial positions with General Electric Company.

--------------------------------------------------------------------------------

W. Edward McConaghay              President and Chief Executive Officer of
Director since March 1994         Telident, Inc.
Age -- 49

Mr. McConaghay has been the President, Chief Executive Officer and a Director of Telident, Inc., specializing in enhanced 9-1-1 response technology, since April 1, 1997. He was President and Chief Executive Officer of Digital Technics, a telecommunications firm, from 1996 to 1997. During 1995 he was a principal in Key Indicators, a consulting firm specializing in new product and market development for information and technology based businesses. He was Senior Vice President of Sales and Marketing for Deluxe Corporation, a Minnesota check and business forms printing company, from December 1993 to January 1995. From 1983 to 1993, he served in various management positions at Northern Telecom, Inc.

--------------------------------------------------------------------------------
CLASS C (TERM ENDING IN 2000)
--------------------------------------------------------------------------------

Mark W. Sheffert                  Chairman and Chief Executive Officer
Director since January 1997       of Manchester Companies
Age -- 50

Mr. Sheffert has over 25 years of financial and financial services experience. He is the founder of Manchester Companies, Inc. ("MCI") whose business is investment banking, management consulting, corporate renewal and commercial finance. Prior to founding MCI in January 1995, Mr. Sheffert was a founder and managing partner of Sheffert & Wein, Inc. ("SWI") a private investment and management consulting firm specializing in the acquisition and turn-around of operationally/financially distressed companies. Before founding SWI in October 1990, Mr. Sheffert was a senior executive with First Bank System for over eight years where he served in various high-level management capacities and was eventually named one of two President's of First Bank System. Before joining First Bank System, Mr. Sheffert was Chief Operating Officer and Director of North Central Life Insurance Company. Mr. Sheffert serves on the Board of Directors of Telident, Inc. and LifeRate Systems, Inc..

--------------------------------------------------------------------------------


John C. Penn                      Vice Chairman and Chief Executive Officer
Director since December 1996      Satellite Industries, Inc. and Satellite
Age -- 58                         Shelters, Inc.

Mr. Penn has served as Vice Chairman and Chief Executive Officer of Satellite Industries, Inc., a manufacturer of portable restroom facilities and also of Satellite Shelters, Inc., a distributor of relocatable buildings, since March 1998. From 1990 to March 1998, Mr. Penn served as President and Chief Executive Officer of CDI Management Corp. From 1988 to 1990, he served as President and Chief Executive Officer of Benson Optical Company. During 1987, he served as Director Business Reorganization Group of Coopers & Lybrand and during 1986 he founded John Penn & Associates, a bankruptcy and acquisition consulting firm. During the previous 24 years, he served in various senior operations capacities for various companies. Mr. Penn serves and has served on the Board of Directors of several privately held corporations.

--------------------------------------------------------------------------------

Donald C. Wegmiller               President of Management Compensation
Director since 1988               Group/HealthCare Compensation
Age -- 59

Mr. Wegmiller has been President of Management Compensation Group/HealthCare Compensation, an executive and physician compensation consulting firm for healthcare organizations, since 1993. From 1992 to 1993, he was Vice Chairman and President of HealthSpan Health System, a Minneapolis-based diversified health services organization. From 1978 to 1992, he was President and Chief Executive Officer of HealthSpan. From 1986 to 1988, he served as Chairman of the Board of the American Hospital Association.

--------------------------------------------------------------------------------

BOARD OF DIRECTORS' COMMITTEES AND MEETINGS

        The Board of Directors held seven meetings during the Company's fiscal year ended December 31, 1997. All directors and nominees for director attended at least eighty percent of the meetings held during 1997 of the Board of Directors and all Committees on which the director served. Directors who are not employees of the Company received an option to purchase 1,500 shares of Common Stock for each meeting of the Board attended and an option to purchase 500 shares of Common Stock for each Committee meeting attended.


The Company has three standing committees of the Board of Directors, as follows:


NAME OF COMMITTEE                              MEMBERSHIP
-----------------                              ----------

Audit Committee...........  Gerald T. Knight (Chair), John C. Penn and John D.
                            Wunsch

Compensation Committee....  Donald C. Wegmiller (Chair), Anthony J. Adducci and
                            W. Edward McConaghay

Nominating Committee......  John C. Penn (Chair) and Mark W. Sheffert

        The Audit Committee is responsible for reviewing the services provided by the Company's independent auditors and comments made by the independent auditors in letters of recommendation to management, and reviewing internal accounting controls and procedures and discussing the same with the Company's Chief Financial Officer. The Compensation Committee is responsible for reviewing and approving compensation to be paid to officers, key employees and directors. The Nominating Committee is responsible for director nominations and will not consider nominations recommended by shareholders. In 1997, the Audit Committee did not meet while the Compensation Committeesheld one meeting. The Nominating Committee did not meet in 1997 individually because directors nominated in 1997 were nominated by the full Board.


                        EXECUTIVE OFFICERS OF THE COMPANY

NAME                         AGE      TITLE
----                         ---      -----

Mark W. Sheffert             50       Chairman

Glenn D. Taylor              45       President and Chief Executive Officer

Dale H. Johnson              53       Chief Financial Officer

Anthony A. Curro             38       Vice President  - Sales

Rex Fasching                 57       Vice President - Operations

Mike Snow                    48       Vice President - Research and Development

Terrance J. Kapsen           47       Vice President - Business Development

David B. Viele               45       Vice President - Marketing

-------------

Biographical information on Mark W. Sheffert and Glenn D. Taylor is provided elsewhere in this Proxy Statement under "Election of Directors."

Dale H. Johnson, CPA, joined the Company in January 1997 and was appointed Chief Financial Officer in March 1997. Prior to joining the Company, he served as a consultant to companies in financial distress from 1995 to 1997. From 1994 to 1995, he served as Chief Financial Officer to Larson Companies, a privately-owned group of heavy truck dealerships. From 1991 to 1994, he served as Chief Financial Officer to the National Marrow Donor Program. From 1971 to 1986, he served as Chief Financial Officer for the Pepsi subsidiary of MEI Corporation. In 1986, MEI was acquired by PepsiCo, Inc., and thereafter Mr. Johnson served as Area Chief Financial Officer to PepsiCo, Inc. During the previous five years, he worked as an accountant with Arthur Andersen & Co. and served as a finance officer in the United States Army. Mr. Johnson holds a B.A. in Economics and Accounting from St. John's University and is a Certified Public Accountant.

Anthony A. Curro joined the Company in March 1995 as Vice President of Sales. Prior to joining the Company, he was National Sales Manager at Bicore Monitoring Systems, Inc., a medical device company from 1992 to 1995. He holds a B.A.
in Liberal Arts from Fairleigh Dickinson University.

Rex T. Fasching joined the Company in January 1997 as a consultant and was named Vice President of Operations in March 1997. Prior to joining the Company, Mr. Fasching owned and operated a manufacturing consulting business from 1991 to 1997. From 1992 to 1995, he also served as Executive Vice President of ErgometRx Corporation, a manufacturer of aerobic and anaerobic exercise testing and training equipment and software. Mr. Fasching's other experiences during over 20 years in executive manufacturing management include purchasing two financially distressed manufacturing companies, successfully turning them around to profitability, and selling them.

Michael G. Snow was named Vice President of Research and Development in March 1997. He re-joined the Company in October 1995 as Vice President, Quality Assurance/Regulatory Affairs after managing Respiratory Care Services and Pulmonary Physiology and Research at California Pacific Medical Center for five years. He has over 25 years experience in the cardiopulmonary field and has authored over 50 scientific papers. Prior to joining the California Pacific Medical Center, Mr. Snow served as Vice President of Research and Development at the Company and held other technology-related positions with the Company since 1984. He majored in Quantitative Analysis/Business Administration at National University in San Diego and holds an A.S. in Cardiopulmonary/Biomedical Technology from Grossmont College. Mr. Snow is a former president of the National Board for Respiratory Care, the national accreditation agency for the Company's core market.

Terrance J. Kapsen has been a Vice President of the Company since December 1981, most recently as Vice President Business Development since 1997. Mr. Kapsen has had various sales, marketing and technology-related positions since joining the Company in 1981. From 1973 to 1980, Mr. Kapsen was an Assistant Scientist at the University of Minnesota working in the area of pulmonary medicine and also served as a department supervisor.

David B. Viele was named Vice President of Marketing in August 1997 when he re-joined the Company after one year at Nellcor Puritan Bennett, a medical device company, at which he was Regional Sales Manager. Prior to joining Nellcor, Mr. Viele served as Vice President of Sales and Director of Marketing at the Company and held other sales-related positions with the Company since June 1992. Mr. Viele has a B.A. in Biology from the University of California, Santa Barbara.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

        The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each of the Company's most highly paid executive officers whose total annual salary and bonus exceeded $100,000.

                                                                                   Long Term Compensation
                                                                                  ------------------------
                                                    Annual Compensation                    Awards
                                            ----------------------------------    ------------------------

                                                                  Other           Restricted    Securities
Name and                                                          Annual          Stock         Underlying    All Other
Principal                                                         Compen-         Award(s)      Options       Compen-
Position                        Year        Salary($)  Bonus($)   sation($)(1)      ($)          (#)(2)       sation($)(3)
-------------------------       ----        ---------  --------   ------------    ----------    ----------    ------------
Eric W. Sivertson(4)            1997        154,987      -0-       --              -0-           -0-           -0-
  Former Chief Executive        1996        225,961      -0-       326,997         75,000(5)     150,000(5)    653
    Officer

Glenn D. Taylor                 1997        127,885      -0-       --              -0-           100,000       -0-
  President and Chief
     Executive Officer

Anthony A. Curro                1997        117,021      -0-       --              -0-           10,000        295
  Vice President-Sales          1996        101,832      -0-       --              -0-           -0-           1,153
                                1995         62,147      -0-       --              -0-           -0-           -0-

Terrance J. Kapsen              1997        109,536      -0-       --              -0-           -0-           254
  Vice President-Business       1996        111,283      -0-       --              -0-           -0-           1,649
     Development                1995         90,666      -0-       --              -0-           5,000         2,720


------------
(1) The compensation reported represents perquisites paid for by the Company, including $103,410 for relocation expenses which consisted partly of rent and a loss incurred by Mr. Sivertson in the sale of his home during relocation, as well as reimbursement of taxes incurred by Mr. Sivertson for receipt of such perquisites and other awards.

(2) Represents securities underlying stock options granted, except as otherwise noted, under the Company's 1987 Plan, as amended. The 1987 Plan does not provide for the granting of stock appreciation rights ("SARs").

(3) The compensation reported represents Company matching contributions under the Company's Employee Savings Incentive Plan, a 401(k) retirement plan. For Mr. Sivertson, the amount reported also includes payments for life insurance that will benefit this executive directly.

(4) Mr. Sivertson resigned his position at the Company effective January 21, 1997.

(5) In connection with his hiring as Chief Executive Officer and President of the Company in January 1996, Mr. Sivertson was granted 10,000 shares of the Company's Common Stock, which were to vest over a five year period. In connection with his entering into a Separation Agreement dated April 18, 1997, the Company and Mr. Sivertson agreed that vesting of all 10,000 shares would be accelerated and would occur immediately. As of January 18, 1998, all of Mr. Sivertson's options expired.

                    STOCK OPTION GRANTS AND EXERCISES TABLES

        The following tables summarize stock option grants and exercises during fiscal 1997 to or by the Named Executives.

                          OPTION GRANTS IN FISCAL 1997

                                                   Individual Grants
                        -------------------------------------------------------------------------

                              Number of
                        Securities Underlying    % of total Options     Exercise or
                           Options Granted      Granted to Employees    Base Price     Expiration
Name                            (#)(1)             in Fiscal 1997        ($/Sh)(2)        Date
---------------------   ---------------------      --------------        ---------        ----
Eric W. Sivertson                -0-                     -0-                ---            ---

Glenn D. Taylor                100,000                  37.5%              3.38         03/19/02

Anthony A. Curro                10,000                   3.7%              4.44         08/12/02

Terrance J. Kapsen               -0-                     -0-                ---            ---


------------

(1) Each stock option granted has a five-year term. The options granted vest and become exercisable at 33% cumulative installments over a three-year period beginning after the first year.

(2) All stock options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, which was the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on such date.


                 AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND
                       OPTION VALUES AT END OF FISCAL 1997

                                                                  Number of                 Value of
                                                            Securities Underlying          Unexercised
                                                             Unexercised Options      In-the-Money Options
                             Shares                       at December 31, 1997(#)  at December 31, 1997($)(1)
                           Acquired on        Value             Exercisable/               Exercisable/
Name                       Exercise(#)    Realized($)(1)        Unexercisable             Unexercisable
-------------------        -----------    --------------        -------------             -------------
Eric W. Sivertson             -0-              -0-             -0- / -0-                 -0- / -0-

Glenn D. Taylor               -0-              -0-             -0- / 100,000             -0- / -0-

Anthony A. Curro              -0-              -0-             -0- / 10,000              -0- / -0-

Terrance J. Kapsen            -0-              -0-             13,000 / 2,000            -0- / -0-


----------
(1) "Value" has been determined based upon the difference between the per share option exercise price and the market value of the Common Stock at the date exercised or December 31, 1997.

EMPLOYMENT AGREEMENTS

        Other than as stated below, the Company does not have employment agreements with its Named Executives.

        The Company entered into a Compensation and Benefits Assurance Agreement (the "Employment Agreement") with Mr. Kapsen effective December 16, 1996. The Employment Agreement assures Mr. Kapsen of continued employment and certain benefits in the event of a Change in Control, as such term is defined in the Employment Agreement. The term of the Employment Agreement extends until December 16, 1998 at which time it automatically renews for an additional two years and then again in successive two year periods unless terminated by either party by written notice 90 days prior to the end of the then current term. Under the terms of the Employment Agreement, if Mr. Kapsen's employment ends for any reason specified as being a Qualifying Termination, as such term is defined in the Agreement, Mr. Kapsen is entitled to unpaid salary, vacation pay and expenses, severance pay, health insurance coverage and outplacement services for periods specified in the Employment Agreement.


            APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED
                   UNDER THE COMPANY'S 1987 STOCK OPTION PLAN
                                 PROPOSAL NO. 2

INCREASE OF THE AUTHORIZED SHARES

        The 1987 Plan authorizes the issuance of up to 900,000 shares of Common Stock. At April 1, 1998, the Company had issued 233,187 shares under the Plan, had outstanding options to purchase an additional 344,488 shares and had 322,325 shares reserved for future issuance. In order to reserve sufficient shares for future options, the Board of Directors proposes that the number of shares reserved under the 1987 Plan be increased from 900,000 to 950,000 shares. The Board believes that granting fairly priced stock options to employees is an effective means to promote the future growth and development of the Company. Such options increase employees' proprietary interest in the Company's success and enables the Company to attract and retain qualified personnel.

SUMMARY OF 1987 PLAN

        A general description of the basic features of the 1987 Plan, assuming the amendment described above is approved by the shareholders, is outlined below. This summary is qualified in its entirety by the terms of the 1987 Plan, a copy of which, in its amended form, may be obtained from the Secretary of the Company.

        GENERAL. The 1987 Plan provides for the granting to participating eligible employees of the Company of the (a) options to purchase Common Stock that qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") and (b) options to purchase Common Stock that do not qualify as incentive stock options ("NonQualified Options"). The 1987 Plan is administered by the Compensation Committee, which (other than with respect to automatic grants of options to non-employee directors) selects the participants to be granted options under the 1987 Plan, determines the amount of grants to participants and prescribes discretionary terms and conditions of each grant not otherwise fixed under the 1987 Plan. As of April 1, 1998, there were approximately 123 employees of the Company who may be deemed to be eligible employees under the 1987 Plan, of whom 110 were participants. The 1987 Plan will terminate on March 11, 2002, and may be terminated before that date by action of the Board. No options will be granted after the termination of the 1987 Plan. The maximum number of shares of Company Common Stock that may be issued under the 1987 Plan is currently 900,000 and is proposed to be increased to 950,000.

        STOCK OPTIONS. Incentive Stock Options must be granted with an exercise price equal to at least the fair market value of the Common Stock on the date of grant (or, in the case of participants owning more than 10% of the total combined voting power of all classes of stock of the Company, at least equal to 110% of the fair market value on the date of grant); Non-Qualified Options may be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of grant.

        For Incentive Stock Options granted after December 31, 1986, the aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by a participant under the 1987 Plan during any calendar year may not exceed $100,000. On April 1, 1998, the closing price of a share of Company Common Stock as reported by the Nasdaq SmallCap Market was $4.75. Incentive Stock Options have a maximum term fixed by the Compensation Committee, not to exceed 10 years from the date of grant (five years in the case of an Incentive Stock Option granted to participants owning more than 10% of the total combined voting power of all classes of stock of the Company). Non-Qualified Options have a maximum term fixed by the Compensation Committee, not to exceed 10 years from the date of grant. Stock options become exercisable during their terms in the manner determined by the Compensation Committee. Stock options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of a participant they may be exercised only by the participant.

        FEDERAL INCOME TAX CONSEQUENCES. The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award.

        INCENTIVE STOCK OPTIONS. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to a participant of an Incentive Stock Option under the 1987 Plan. The exercise by a participant of an Incentive Stock Option also will not result in any federal income tax consequences to the Company or the participant, except that
(i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Stock Option, determined at the time of exercise, over the consideration paid for the shares by the participant will be a tax preference item for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as "excess parachute payments" within the meaning of the Code.

        If a participant disposes of the shares acquired upon exercise of an Incentive Stock Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Stock Option was granted, nor within one year after the participant exercised the Incentive Stock Option and the shares were transferred to the participant (the "Applicable Holding Periods"), then the participant will recognize a long-term capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. As part of the Taxpayer Relief Act of 1997, Congress modified the maximum federal income tax rate for most long-term capital gains recognized after May 6, 1997. Under the new law, capital gains resulting from property held for more than 18 months will be taxed at a reduced maximum rate of 20%. Capital gains resulting from property held for less than 18 months but more than one year will continue to be taxed at a maximum rate of 28%, and capital gains resulting from property held for less than one year will continue to be taxed at ordinary income rates.

        NON-QUALIFIED OPTIONS. An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. As a general matter, when an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

REGISTRATION WITH SEC

        The Company has filed Registration Statements covering the existing 900,000 shares offered under the 1987 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. If Proposal Two is adopted, the Company intends to file a similar Registration Statement covering the 50,000 additional shares available for issuance under the Stock Plan.

VOTE REQUIRED

        Shareholder approval of the amendment to the 1987 Plan requires the affirmative vote by the holders of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
             APPROVAL OF THE AMENDMENT AS SET FORTH IN PROPOSAL TWO.

         APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED UNDER
              THE COMPANY'S NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
                                 PROPOSAL NO. 3

INCREASE OF THE AUTHORIZED SHARES

        The Director Plan currently authorizes the issuance of up to 250,000 shares of Common Stock. At April 1, 1998, the Company had issued no shares under the Plan, had outstanding options to purchase an additional 221,670 shares and had 28,330 shares reserved for future issuance. In order to reserve sufficient shares for future options, the Board of Directors proposes that the number of shares reserved under the Director Plan be increased from 250,000 to 450,000 shares. The Board believes that granting fairly priced stock options to non-employee directors is an effective means to promote the future growth and development of the Company. Such options increase the directors' proprietary interest in the Company's success and enables the Company to attract and retain qualified directors. The Board therefore recommends that all shareholders vote in favor of increasing the number of shares reserved under the Director Plan from 250,000 to 450,000 shares.

SUMMARY OF THE DIRECTOR PLAN

        A general description of the basic features of the Directors Plan, assuming the amendment described above is approved by the shareholders, is outlined below. This summary is qualified in its entirety by the terms of the Director Plan, a copy of which, in its amended form, may be obtained from the Secretary of the Company.

        GENERAL. The Medical Graphics Corporation Non-Employee Director Compensation Plan (the "Director Plan") was adopted by the Company's Board of Directors (the "Board") on March 16, 1994 and by the Company's shareholders on May 11, 1994. The Director Plan became effective upon shareholder approval. The Director Plan is intended to aid the Company in attracting and retaining independent directors capable of assuring the future success of the Company, to offer such individuals incentives to put forth maximum efforts for the success of the Company's business and to afford such individuals an opportunity to acquire a proprietary interest in the Company. The Director Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        A total of 150,000 shares of the Company's Common Stock, par value $.05 per share (the "Common Stock"), were originally available for the granting of options under the Director Plan. Any non-employee director of the Company is eligible to receive awards under the Director Plan. Options granted under the Director Plan shall only be granted during a 10-year period beginning on the effective date of the Director Plan. However, unless otherwise expressly provided in the Director Plan or an applicable option agreement, any option granted may extend beyond the end of such 10-year period.

        ADMINISTRATION AND TYPE OF AWARD. The Director Plan permits the granting of stock options that do not meet the requirements of Section 422 of the Code. The Director Plan is administered by the Compensation Committee of the Board consisting exclusively of three or more persons appointed by the Board of Directors. The members of the Committee are appointed from time to time by the Board. Grants of stock options and restricted stock ("Awards") under the Director Plan and the amendment and nature of the awards to be granted shall be automatic as described in Section 6 of the Director Plan, also previously described above in the section "Board of Directors' Committees and Meetings." Determinations and interpretations with respect to the Director Plan will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all interested parties.

        Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Options shall provide that upon exercise thereof the holder will receive shares of Common Stock.

        The exercise price per share under any stock option shall not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of such option. Options shall be exercised by payment in full of the exercise price in cash (including check, bank draft or money order).

        If any shares of Common Stock subject to any option are not purchased or are forfeited, or if any such award terminates without the delivery of options or other consideration, the shares previously used for such options will be available for future awards under the Director Plan. All shares relating to options granted will be counted against the aggregate number of shares available for granting options under the Director Plan.

        The Board may amend, alter or discontinue the Director Plan at any time.

        FEDERAL INCOME TAX MATTERS. Options granted under the Director Plan have tax consequences similar to Nonqualified Options under the Company's 1987 Plan described above.

REGISTRATION WITH SEC

        The Company has filed Registration Statements covering the existing 250,000 shares offered under the 1987 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. If Proposal Three is adopted, the Company intends to file a similar Registration Statement covering the 200,000 additional shares available for issuance under the Stock Plan.

VOTE REQUIRED

        Shareholder approval of the amendment to the Director Plan requires the affirmative vote by the holders of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
            APPROVAL OF THE AMENDMENT AS SET FORTH IN PROPOSAL THREE.

                              CERTAIN TRANSACTIONS

        In January 1997, the Company retained Manchester Business Services, Inc., an organizational renewal firm of which Mark W. Sheffert is Chairman, to design and implement a restructuring plan. In connection with the engagement of Manchester, Mr. Sheffert was elected as a director of the Company. On March 25, 1997, Mr. Sheffert became Chairman of the Board of the Company. Under the Retainer Agreement executed with Manchester, the Company agreed to pay Manchester a monthly fee of $20,000, plus out-of-pocket expenses, for the twelve month initial term of the agreement. The Company also agreed to indemnify Manchester with respect to any legal action to which Manchester may be subject in connection with providing the services contemplated by the Retainer Agreement. In connection with the engagement of Manchester, Mr. Sheffert's compensation, as amended in March 1997, consisted of the following: a stock grant of 30,000 shares, an option for 50,000 shares at $3.375 and a five-year warrant for 150,000 shares at $3.375. Subsequent to the engagement of Manchester in March 1997, the Company obtained a new line of credit, received $3,000,000 of cash from the issuance of equity securities, entered into agreements with vendors which provide for payment of approximately $3,500,000 of accounts payable in equal monthly installments for up to 36 months and reduced its work force by approximately 25%. In addition, the Company received $1,500,000 of cash from the issuance of equity securities in January and February 1998.

        On March 31, 1997, FAMCO II LLC ("FAMCO") agreed to purchase 444,445 shares of the Company's Class A Stock at a price of $3.375 per share of Class A Stock. FAMCO purchased 148,148 shares on March 31, 1997 and the additional 296,297 shares on April 15, 1997. FAMCO is managed by Family Financial Strategies, Inc. of which Mr. Wunsch is Chief Executive Officer. In connection with this equity investment, Mr. Wunsch was elected as a director of the Company.

        On November 10, 1997, the Company entered into a Stock Purchase Agreement (the "Agreement") by and among the Company and FAMCO II LLC, Special Situations Fund III, L.P., Special Situations Private Equity Fund L.P. and Special Situations Cayman Fund L.P. (the "Investors"). Under the terms of the Agreement, on November 12, 1997, the Investors purchased 121,212, 90,909, 121,212 and 30,303 shares, respectively, of the Company's Common Stock at a per share purchase price of $4.125. Upon request of the Company as allowed under the terms of the Agreement, on January 30, 1998 and February 10, 1998, the Investors purchased an additional 121,212, 90,909, 121,212 and 30,303 shares, respectively, at a per share purchase price of $4.125.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and all persons who beneficially own more than ten percent of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Officers, directors and greater than ten percent beneficial owners are also required to furnish the Company with copies of all
Section 16(a) reports they file. To the Company's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent beneficial owners were satisfied, except with respect to John C. Penn, who filed on late Form 5 for 1997.


                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                 PROPOSAL NO. 4

        The Company engaged Deloitte & Touche LLP as its independent auditors responsible for auditing the Company's financial statements. During the two year period prior to the engagement of Deloitte & Touche LLP, the Company did not consult with Deloitte & Touche LLP with respect to any matter with respect to the application of accounting principles to any specific matters or in connection with any accounting, auditing or financial statement reporting issues. The Board of Directors recommends that the shareholders ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1998. Deloitte & Touche LLP provided services in connection with the audit of the financial statements of the Company for the fiscal years ended December 31, 1996 and 1997, including the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission, and matters relating to accounting and financial reporting generally.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire and to respond to appropriate questions. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                              SHAREHOLDER PROPOSALS

        Any proposal by a shareholder which may properly be presented at the next Annual Meeting of the Company's shareholders must be received at the Company's principal executive offices, 350 Oak Grove Parkway, Saint Paul, Minnesota 55127, not later than December 30, 1998.


                                 OTHER BUSINESS

        Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxy will be voted in accordance with the judgment of the persons named in the accompanying form of proxy.

                                   FORM 10-KSB

            A copy of the company's annual report on form 10-KSB (excluding exhibits) filed with the Securities and Exchange Commission has been furnished, free of charge, to shareholders of record on March 30, 1998. Additional persons wishing to receive a copy, free of charge, should submit a written request to:

                             Chief Financial Officer
                          Medical Graphics Corporation
                              350 Oak Grove Parkway
                           Saint Paul, Minnesota 55127


        PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.



                               By Order of the Board of Directors,



                               Mark W. Sheffert,
                               Chairman


April 13, 1998

                          MEDICAL GRAPHICS CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1998

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned, revoking all prior proxies, hereby constitutes and appoints Mark W. Sheffert, John C. Penn and Glenn D. Taylor, and each of them, with full power of substitution, as proxies to vote all shares of capital stock of Medical Graphics Corporation held by the undersigned at the Annual Meeting of Shareholders of the company to be held on May 13, 1998, and at any adjournments thereof, as designated below on the matters referred to and in their discretion upon such other business as may properly come before the Annual Meeting.

(1)     ELECTION OF DIRECTORS:

        / / FOR ALL nominees listed below              / / WITHHOLD AUTHORITY
        (except as marked to the contrary to vote for ALL nominees listed below)

                         Glenn D. Taylor John D. Wunsch

  (INSTRUCTION: To WITHHOLD authority to vote for any individual nominee, write that nominee's name on the space provided below)

         ---------------------------------------------------------------

(2) The proposal to increase the number of shares reserved under the Company's 1987 Stock Option Plan by 50,000 shares.

        / /  FOR            / /  AGAINST           / /  ABSTAIN

(3) The proposal to increase the number of shares reserved under the Company's Non-employee Director Stock Option Plan by 200,000 shares.

        / /  FOR            / /  AGAINST           / /  ABSTAIN

(4) The proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the company for the fiscal year ending December 31, 1998.

        / /  FOR            / /  AGAINST            / /  ABSTAIN

(5) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE ELECTION OF NOMINEES NAMED HEREIN AND FOR THE OTHER PROPOSALS. Please sign exactly as your name appears below. When shares are held by joint tenants, both must sign. Fiduciaries should indicate title and authority.

                       Date: _______________________, 1998

                       ___________________________________
                                   (Signature)
                       ___________________________________
                          (Signature, if held jointly)
                       ___________________________________
                              (Title or Authority)

                        PLEASE SIGN, DATE AND RETURN THIS
                        PROXY PROMPTLY IN THE ENVELOPE
                        PROVIDED.